NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0171 Dated June 30, 1997       Rule 424(b)(2)

(To Prospectus dated July 12, 1996 and                File number:  333-7229
Prospectus Supplement dated November 8, 1996)

Senior Medium-Term Notes, Series F

Due Nine Months or More From Date of Issue


Principal Amount:                                    $ 350,000,000.00
Issue Price:                           100.00000%    $ 350,000,000.00
Commission or Discount:                  0.01800%    $      63,000.00
Proceeds to Company:                    99.98200%    $ 349,937,000.00

Agent:                            NationsBanc Capital Markets, Inc., as
                                  Agent


Original Issue Date:              July 02, 1997

Stated Maturity Date:             July 02, 1999

Cusip #:                          63858R-EM-9
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        3 month Libor

Index maturity:                   90 days
Spread:                           -1.0 bps

Initial Interest Rate:            5.77125%


Interest Reset Period:            Quarterly, commencing on October 2,
                                  1997

Interest Reset Dates:             2nd of January, April, July, and
                                  October

Interest Determination Date:      Two London Banking Days preceding the
                                  Reset Date

Interest Payment Dates:           2nd of January, April, July, and
                                  October, commencing October 2, 1997


May the Notes be redeemed by the company prior to maturity?       No
May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No